Exhibit 23.5

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated Talos Energy Inc. 2021 Long Term Incentive Plan of Talos Energy Inc. of our report dated April 18, 2024, with respect to the consolidated financial statements of QuarterNorth Energy Inc. as of and for the years ended December 31, 2023 and 2022 appearing in the Current Report on Form 8-K/A of Talos Energy Inc., filed with the Securities and Exchange Commission on May 3, 2024.

/s/ Ernst & Young LLP

Houston, Texas

August 7, 2024